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                                                                Exhibit 99.1

CONTACT:
Al Alioto                              Van Negris/Philip J. Denning
Ibis Technology Corporation            Kehoe, White, Van Negris & Company, Inc.
(408) 662-9100                         (212) 396-0606

FOR IMMEDIATE RELEASE

            IBIS TECHNOLOGY DEVELOPS NEW LOWER COST SIMOX-SOI WAFERS;

                  ADVANTOX-TM- 170 DOUBLES IBIS 1000 THROUGHPUT;

         MOTOROLA CONFIRMS HIGH MATERIAL QUALITY IMPROVES CIRCUIT YIELDS


DANVERS, MA -- SEPTEMBER 14, 1998 -- Ibis Technology Corporation (NASDAQ:IBIS), the leading manufacturer of Ibis 1000 high current oxygen implanters and supplier of SIMOX-SOI (Separation by IMplanted
OXygen / Silicon-On-Insulator) wafers to the semiconductor industry, today announced that the company has developed a new silicon-on-insulator wafer manufacturing process which doubles the throughput of the Ibis 1000 oxygen implanter compared to the standard SIMOX-SOI material presently being used by integrated circuit manufacturers. The wafer process is a new version of Ibis' proprietary Advantox-TM- product line, and is applicable to state-of-the-art advanced logic circuits used in high performance computers as well as low power portable devices.

Bob Yeargain, Technical Staff Vice President of Motorola SPS, commented:
"Motorola has been working on this SOI technology since 1982 for a variety of applications, and has seen steady improvement in the quality of SOI materials. We began working with Ibis several years ago to evaluate and improve the quality of SIMOX-SOI material, to reduce the cost of the wafer manufacturing process, and to increase the available supply of SIMOX-SOI wafers. This included Motorola funding the construction of Ibis' second Ibis 1000 oxygen implanter in 1995. The progress over the past several months in Ibis' SIMOX-SOI material quality has been significant. We have found this new material improves circuit yields compared to other SOI material we have evaluated. This manufacturing technology removes a critical barrier in yield enhancement of ULSI circuits on SIMOX SOI wafers. Lowering the cost and improving the quality of the wafers will enable us to expand the number of products to which SOI performance improvements can be applied."

Martin J. Reid, President and Chief Executive Officer of Ibis Technology Corporation, stated: "The cost of SOI wafers has been consistently noted as a limiting factor in the wider adoption of the technology. Increasing the throughput of the Ibis 1000 oxygen implanter is a crucial element in reducing manufacturing cost. Through cooperation with a key customer, Motorola, as well as with our partner Mitsubishi Materials Silicon Corporation, Ibis has been able to develop a manufacturable process which meets the quality requirements of our customers and provides good circuit yields.


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   Ibis Technology Corporation     32 Cherry Hill Drive     Danvers, MA 01923
       Telephone (978)777-4247 or (978)777-IBIS     Fax (978)777-6570


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Ibis Technology Corporation
September 14, 1998
Page Two



"The feedback from Motorola and Mitsubishi on the material quality from the standpoint of a circuit manufacturer has been instrumental in this process development. While this new process is the furthest along in circuit evaluation, we do also have processes that increases the throughput of the implanter by up to a factor of 4. The development of this material is a step along Ibis' internal roadmap to ultimately achieving a sub-$200 8 inch SIMOX-SOI wafer in high volumes."

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
The statements contained in this press release which are not historical fact are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, equipment capacity and supply constraints or difficulties, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings.

Ibis Technology Corporation is an advanced materials company which manufactures Ibis 1000 high current oxygen implanters and supplies SIMOX-SOI wafers to the semiconductor industry. SIMOX-SOI wafers are silicon-on-insulator wafers which enable the production of integrated circuits with significant advantages over circuits constructed on bulk silicon or epitaxial wafers. The Company produces SIMOX-SOI wafers on advanced proprietary Ibis 1000 oxygen implantation equipment, utilizing proprietary processing technologies which the Company believes will enable it to produce SIMOX-SOI wafers for demanding high volume commercial applications.

NOTE: Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis's World Wide Web site on the Internet located at http://www.ibis.com


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   Ibis Technology Corporation     32 Cherry Hill Drive     Danvers, MA 01923
       Telephone (978)777-4247 or (978)777-IBIS     Fax (978)777-6570